<EX-23.b>
                                                              EXHIBIT 23(b)



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of The Scotts Company on Form S-3 of our report dated February 17, 1993 on our audit of the consolidated financial statements of Grace-Sierra Horticultural Products Company as of December 31, 1992 and for the year then ended.




Price Waterhouse
San Jose, California
May 27, 1994